Exhibit 99.1

Medicine Man Technologies Announces Departure of President and Vice Chairman

DENVER, COLORADO. February 28, 2020 /Business Wire/ -- Medicine Man Technologies Inc. (OTCQX: MDCL) announced today that Andy Williams, president and vice chairman of the Board, has decided to leave the Company to focus on cannabis medical and genetic research along with pursuing new opportunities in the cannabis industry.

Williams, a cannabis entrepreneur, founded the Company in 2014 and led its growth over the last five years. Most recently, he was a proponent of Colorado House Bill 19-1090, which opened the Colorado cannabis industry to outside funding beginning on November 1, 2019. This new era in Colorado has provided the Company with the opportunity to create one of the leading vertically integrated cannabis operators within the state through strategic acquisitions.

“Medicine Man Technologies is uniquely positioned to become a recognized leader in the U.S. cannabis market. Possessing an abundance of world-class cannabis industry experience coupled with business management expertise makes this the most exciting cannabis business in the world. I am confident the Company will continue to deliver on its aggressive growth strategy and will become a global leader in the near future.” Andy Williams said in a farewell discussion.

“We credit where Medicine Man Technologies is today with Andy’s vision from years ago,” said Justin Dye, Executive Chairman and Chief Executive Officer of Medicine Man Technologies. “As a pioneer in the Colorado cannabis space, he set the foundation and positioned Medicine Man Technologies to grow to new heights. We are grateful for Andy’s leadership and contributions and wish him well as he moves on to his next chapter.”

“Additionally, I would like to reiterate the path that the Company has carved out will enable us to become one of the leading vertically integrated cannabis operators,” said Dye. “With our goal to close the pending acquisitions in the first half of 2020, we are on schedule with our acquisitions and are making great progress. I am pleased we are executing our plan and I am very proud of our team. I remain excited for what the year has in store for the Company, our employees, our shareholders, our communities and above all, cannabis consumers.”

For more information about Medicine Man Technologies, please visit https://www.MedicineManTechnologies.com/.

About Medicine Man Technologies

Denver, Colorado-based Medicine Man Technologies (OTCQX: MDCL) is a rapidly growing provider of cannabis consulting services, nutrients, and supplies. The Company's client portfolio includes active and past clients throughout the cannabis industry in 20 states and seven countries. The Company has entered into agreements to become one of the largest vertically integrated seed-to-sale operators in the global cannabis industry. Current agreements will enable Medicine Man Technologies to offer cultivation, extraction, distribution and retail pharma-grade products. Management includes decades of cannabis experience, a unique combination of first movers in industrial cannabis and proven Fortune 500 corporate executives.

Forward-Looking Statements

This press release contains "forward-looking statements." Such statements may be preceded by the words "intends," "may," "will," "plans," "expects," "anticipates," "projects," "predicts," "estimates," "aims," "believes," "hopes," "potential," or similar words. Forward-looking statements are not guarantees of future performance, are based on certain assumptions, and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company's control and cannot be predicted or quantified. Consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with (i) our inability to manufacture our products and product candidates on a commercial scale on our own or in collaboration with third parties; (ii) difficulties in obtaining financing on commercially reasonable terms; (iii) changes in the size and nature of our competition; (iv) loss of one or more key executives or scientists; and (v) difficulties in securing regulatory approval to market our products and product candidates. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company's filings with the Securities and Exchange Commission (SEC), including the Company's Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC's website at http://www.sec.gov. The Company assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

Contact:
Raquel Fuentes

Senior Director, Corporate Communications

303-371-0387

raquel@medicinemantechnologies.com